Exhibit 4.2

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A 89 AND 92A)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20120590877-51
Filing Date and Time 08/28/2012 8:00 AM
Entity Number C22490-1997

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Correction
(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A 89 AND 92A)

1. The name of the entity for which correction is being made:
Stakool, Inc

2. Description of the original document for which correction is being made:
Certificate of Designation.

3. Filing date of the original document for which correction is being made: July 23, 2012

4. Description of the inaccuracy or defect:
The company already has a Series A Preferred Stock and mislabled the newly created series or preferred stock

5. Correction of the inaccuracy or defect:
The Series A Preferred Stock should be re-named the Series B Preferred Stock and the Series B Preferred Stock should be re-named the Series C Preferred Stock

6. Signature:

X /s/ Peter Hellwig	Chief Executive Officer	August 27, 2012
Authorized Signature	Title	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued. OR an incorporator or director if stock has not been issued, a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner, a limited-liability partnership, by a managing partner, a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                             Nevada Secretary State of Correction
                                                                                          Revised: 3-26-09